EXHIBIT 5.1
May 3, 1999

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868

Re:      Registration Statement on Form S-8
         PharMerica, Inc. Stock Options

Gentlemen:

          You have requested our opinion, as special securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 1,564,550 shares of Class A Common Stock, par value $1.50 per share (the "Common Stock"), of Bergen Brunswig Corporation (the "Company") issuable from time to time pursuant to the stock options of PharMerica, Inc. assumed by the Company ("Stock Options") in connection with the Company's acquisition by merger pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 1999, by and among the Company, Peacock Merger Corp. and PharMerica, Inc. The Common Stock is to be offered pursuant to a registration statement on Form S-8 (the "Registration Statement").

          We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of the Company's Restated Certificate of Incorporation and by-laws, as amended and restated, and all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopied copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock available for issuance pursuant to the Stock Options, when issued, delivered and paid for in accordance with the terms and conditions of the Stock Options, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,


/s/ LOWENSTEIN SANDLER PC